Exhibit 10.2
Execution Version

INVESTOR RIGHTS AGREEMENT
THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of November 30, 2021, is made and entered into by and among:
(1)Innovid Corp., a Delaware corporation (the “Company”), which was formerly named ION Acquisition Corp 2 Ltd. (“ION”);
(2)certain equityholders of ION listed on Schedule A hereto ( the “SPAC Holders”); and
(3)certain former equityholders of Innovid, Inc., a Delaware corporation ( “Innovid”), listed on Schedule B hereto (the “Innovid Equityholders” and, together with the SPAC Holders and any Person who hereafter becomes a party to this Agreement pursuant to Section 7.2 of this Agreement, a “Holder” and collectively the “Holders”).
RECITALS
WHEREAS, Innovid, ION, Inspire Merger Sub 1, Inc. (“Merger Sub 1”), and Inspire Merger Sub 2 LLC (“Merger Sub 2”) have entered into that certain Agreement and Plan of Merger, dated as of June 24, 2021 (the “Merger Agreement”), pursuant to which, among other things, (i) ION migrated to and domesticated as a Delaware corporation, (ii) (x) Merger Sub 1 merged with and into Innovid (the “First Merger”), with Innovid continuing as the surviving corporation of the First Merger and becoming a wholly owned Subsidiary of the Company (Innovid, as the surviving corporation in the First Merger, is sometimes referred to herein as the “Surviving Corporation”), and (y) the Surviving Corporation merged with and into Merger Sub 2 (the “Second Merger”), with Merger Sub 2 continuing as the surviving entity of the Second Merger and (iii) ION changed its name to “Innovid Corp.”;
WHEREAS, Innovid and certain of the Innovid Equityholders are parties to that certain Amended and Restated Investors Rights Agreement, dated January 7, 2019 (the “Prior Innovid Agreement”);
WHEREAS, ION and certain of the SPAC Holders are parties to that certain Registration Rights Agreement, dated February 10, 2021 (the “Prior ION Agreement”);
WHEREAS, Innovid and the Innovid Equityholders party to the Prior Innovid Agreement desire to terminate the Prior Innovid Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Innovid Agreement;
WHEREAS, ION and the SPAC Holders desire to terminate the Prior ION Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior ION Agreement; and
WHEREAS, in connection with the consummation of the transactions described above, the Company and the Holders desire to enter into this Agreement, pursuant to which, among other things, the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I.
DEFINITIONS
Section 1.1Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:
“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer of the Company, Chief Financial Officer of the Company or the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.
“Action” means any claim, action, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any Governmental Authority.
“affiliate” of any particular person means any other person controlling, controlled by or under common control with such person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise.
“Agreement” shall have the meaning given in the Preamble hereto.
“Board” means the board of directors of the Company.
“Block Trade” shall have the meaning given in Section 2.4.1.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.
“Certificate of Incorporation” means the certificate of incorporation of the Company (as amended, modified or supplemented from time to time).
“Closing” shall have the meaning given in the Merger Agreement.
“Closing Date” shall have the meaning given in the Merger Agreement.
“Commission” means the Securities and Exchange Commission.
“Company” shall have the meaning given in the Recitals hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.
“Company Common Stock” means the shares of common stock, par value $0.0001, per share of the Company.
“Demanding Holder” shall have the meaning given in Section 2.1.4.
“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.
“FINRA” means the Financial Industry Regulatory Authority Inc.

“First Merger” shall have the meaning given in the Recitals hereto.
“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.
“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.
“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this Agreement shall include FINRA and the Commission), governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“Holder Information” shall have the meaning given in Section 4.1.2.
“Holders” shall have the meaning given in the Preamble hereto, for so long as such Person holds any Registrable Securities.
“Indemnification Sources” shall have the meaning given in Section 6.1.4.
“Indemnified Liabilities” shall have the meaning given in Section 6.1.1.
“Indemnitee-Related Entities” shall have the meaning given in Section 6.1.4.
“Independent Committee” means the audit committee of the Board.
“Innovid” shall have the meaning given in the Preamble hereto.
“Innovid Equityholders” shall have the meaning given in the Preamble hereto.
“ION” shall have the meaning given in the Preamble hereto.
“Jointly Indemnifiable Claims” shall have the meaning given in Section 6.1.4.
“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority and shall include applicable case law interpreting the foregoing.
“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.
“Merger Agreement” shall have the meaning given in the Recitals hereto.
“Merger Sub 1” shall have the meaning given in the Recitals hereto.
“Merger Sub 2” shall have the meaning given in the Recitals hereto.
“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.
“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus, (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
“Organizational Documents” shall have the meaning assigned to such term in the Merger Agreement.

“Permitted Transfer” means, with respect to any Holder, any Transfer (i) to any affiliate of such Holder, (ii) in the case of an individual, by gift a member of such individual’s immediate family or a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (i) through (iv) above; or (vi) to the Company; provided, however, that in each case of clauses (i) through (v), these Permitted Transferees must, before any such Transfer is effected, enter into a written agreement with the Company agreeing to be bound by this Agreement.
“Permitted Transferee” means, with respect to any Holder, any Person to whom such Holder is permitted to Transfer Registrable Securities through a Permitted Transfer prior to the expiration of the Lock-Up Termination Date (as defined in such Holder’s Support Agreement).
“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.
“Piggyback Registration” shall have the meaning given in Section 2.2.1.
“Prior Innovid Agreement” shall have the meaning given in the Recitals hereto.
“Prior ION Agreement” shall have the meaning given in the Recitals hereto.
“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“Registrable Security” means (a) any outstanding Company Common Stock or warrants to purchase Company Common Stock (including any Company Common Stock issued or issuable upon the exercise of any such warrant) held by a Holder immediately following the Closing (including Company Common Stock distributable pursuant to the Merger Agreement), (b) any Company Common Stock that may be acquired by Holders upon the exercise of a warrant or other right to acquire Company Common Stock held by a Holder immediately following the Closing, (c) any Company Common Stock or warrants to purchase Company Common Stock (including any Company Common Stock issued or issuable upon the exercise of any such warrant) of the Company owned by a Holder or otherwise acquired following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company and for so long as the Holder may be deemed to be an Underwriter pursuant to Rule 145(c), and (d) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) (i) such securities shall have been otherwise transferred, (ii) new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company, and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 or Rule 145 promulgated under the Securities Act (or any successor rule promulgated under the Securities Act) (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a Registration Statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.
“Registration Expenses” means the expenses of a Registration, including, without limitation, the following:
(A)all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and fees of any national securities exchange on which the Company Common Stock are then listed;
(B)fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C)printing, messenger, telephone and delivery expenses;
(D)reasonable fees and disbursements of counsel for the Company;
(E)reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and
(F)reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the Demanding Holders in an Underwritten Offering (not to exceed $200,000 without the consent of the Company).
“Registration Statement” means any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement or Prospectus, and all exhibits to and all materials incorporated by reference in such registration statement.
“Restricted Securities” shall have the meaning given in Section 5.1.1.
“Requesting Holders” shall have the meaning given in Section 2.1.5.
“Second Merger” shall have the meaning given in the Recitals hereto.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Shelf” means the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration, as the case may be.
“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).
“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.
“SPAC Holders” shall have the meaning given in the Preamble.
“Sponsor” means ION Holdings 2, LP, a Cayman Islands exempted limited partnership.

“Sponsor Indemnitees” shall have the meaning given in Section 6.1.1.
“Subsequent Shelf Registration” shall have the meaning given in Section 2.1.2.
“Subsidiary” means, with respect to any Person (for purposes of this definition, the “Controlling Company”), any other Person (i) of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by the Controlling Company and/or (ii) with respect to which the Controlling Company or its Subsidiaries is a general partner or managing member, and, in each case of the foregoing clauses (i) and (ii), any predecessor or successor of such other Person.
“Support Agreement” means, (i) with respect to an Innovid Equityholder, if applicable, the Support Agreement, dated as of June 24, 2021, by and among such Innovid Equityholder, ION and Innovid, and (ii) with respect to a SPAC Holder, if applicable, the Support Agreement, dated as of June 24, 2021, by and among Sponsor, such SPAC Holder and certain other SPAC Holders, ION and Innovid.
“Surviving Corporation” shall have the meaning given in the Recitals hereto.
“Transfer” means the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or interest in, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b)
“Underwriter” means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.
“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.
“Withdrawal Notice” shall have the meaning given in Section 2.1.6.
Article II.
REGISTRATIONS AND OFFERINGS
Section 2.1Shelf Registration.
2.1.1Filing. The Company shall file within thirty (30) days after the Closing Date, and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or, if the Company is eligible to use a Registration Statement on Form S-3, a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two business days prior to such filing) on a delayed or continuous basis. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form

S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.
2.1.2Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein.
If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.
2.1.3Additional Registerable Securities. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of any such Holder or Holders that hold in the aggregate at least one percent (1.0%) of the Registrable Securities, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for the Innovid Equityholders, and the SPAC Holders, respectively.
2.1.4Requests for Underwritten Shelf Takedowns. At any time and from time to time when an effective Shelf is on file with the Commission, any Innovid Equityholder or SPAC Holder (any of the Innovid Equityholders or the SPAC Holders being, in such case, individually, jointly or collectively, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or Other Coordinated Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, individually, jointly or collectively, with a total offering price reasonably expected to exceed, in the aggregate, $100.0 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.4.4, the Company shall select the Underwriters for such offering (which shall consist of one or more reputable internationally recognized investment banks), subject to the initial Demanding Holder’s or Holders’ prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Innovid Equityholders or the SPAC Holders may each demand not more than two (2) Underwritten Shelf Takedowns pursuant to this Section 2.1.4 in any 12-month period, provided, however, that this number of offerings may be increased by the decision of an Independent Committee. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.
2.1.5Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holder(s) and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holder(s) and the Requesting Holders (if any) desire to sell, taken together with all other Company Common Stock or other equity securities that the Company desires to sell and all Company Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Company Common Stock or other equity securities proposed to be sold by Company or by other holders of Company Common Stock or other equity securities, the Registrable Securities of the Demanding Holder(s) and the Requesting Holders (pro rata based on the respective number of Registrable Securities held by each Demanding Holder and Requesting Holder) that can be sold without exceeding the Maximum Number of Securities. To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. The Company shall not be required to include any Registrable Securities in such Underwritten Shelf Takedown unless the Holders accept the terms of the underwriting as agreed upon between the Company and its Underwriters.
2.1.6Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Shelf Takedown; provided that any Innovid Equityholder or SPAC Holder may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Innovid Equityholders or the SPAC Holders or any of their respective Permitted Transferees, as applicable. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of Section 2.1.4, unless either (i) the Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) the Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown; provided that, if a Innovid Equityholder or a SPAC Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Innovid Equityholders or the SPAC Holders, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.
Section 2.2Piggyback Registration.

2.2.1Piggyback Rights. Subject to Section 2.4.3, following the applicable Lock-Up Termination Date, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company or, (iv) for a dividend reinvestment plan or (v) for a rights offering, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than five (5) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within two (2) Business Days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.
2.2.2Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Company Common Stock or other equity securities that the Company desires to sell, taken together with (i) the Company Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Company Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:
(a)If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the Company Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities held by each Holder that has requested to include Registrable Securities in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Company Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;
(b)If the Registration or registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the Company Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities held by each Holder that has requested to include Registrable Securities in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Company Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Company Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities; and
(c)If the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities pursuant to Section 2.1.5.
2.2.3Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdrawal from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.
2.2.4Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 hereof.
Section 2.3Market Stand-off.
2.3.1In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade), each Holder given an opportunity to participate in the Underwritten Offering pursuant to the terms of this Agreement agrees that it shall not Transfer any

Company Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), subject to customary exceptions including without limitation transfers to affiliates, gifts, exercise of options, without the prior written consent of the Company, during the 90-day period beginning on the date of pricing of such offering or such shorter period during which the Company agrees not to conduct an underwritten primary offering of Company Common Stock or other equity securities, except in the event the Underwriters managing the offering otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).
Section 2.4Block Trades.
2.4.1Notwithstanding the foregoing, at any time and from time to time when an effective Shelf is on file with the Commission and effective, if a Demanding Holder wishes to engage in (a) an underwritten block trade or similar transaction or other transaction with a two (2)-day or less marketing period (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, with a total offering price reasonably expected to exceed, in the aggregate, either (x) $50 million or (y) all remaining Registrable Securities held by the Demanding Holder, then notwithstanding the time periods provided for in Section 2.1.4, such Demanding Holder need only to notify the Company of the Block Trade at least five (5) days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.
2.4.2Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, a majority-in-interest of the Demanding Holders initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a block trade prior to its withdrawal under this Section 2.4.2.
2.4.3Notwithstanding anything to the contrary in this Agreement, Section 2.2 hereof shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.
2.4.4The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable internationally recognized investment banks).
2.4.5 A Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.4 in any twelve (12) month period.
Article III.
COMPANY PROCEDURES
Section 3.1General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

3.1.1prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities;
3.1.2prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or Holders that together with its or their respective affiliates hold at least one (1%) percent of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus and either (i) any underwriter overallotment option has terminated by its terms or (ii) the underwriters have advised the Company that they will not exercise such option or any remaining portion thereof;
3.1.3prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
3.1.4prior to any public offering of Registrable Securities (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be reasonably necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.5cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;
3.1.6provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
3.1.7advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);
3.1.9notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;
3.1.10permit a representative of any Holder, the Underwriters, if any, and any attorney or accountant retained by such Holder(s) or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
3.1.11obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering or Other Coordinated Offering that is registered pursuant to a Registration Statement, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter or other similar type of sales agent or placement agent may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;
3.1.12on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Holders;
3.1.13in the event of any Underwritten Offering or Other Coordinated Offering that is registered pursuant to a Registration Statement, enter into and perform its obligations under an underwriting agreement, sales agreement or placement agreement, in usual and customary form, with the managing Underwriter, sales agent or placement agent of such offering;
3.1.14make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect), and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;
3.1.15if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50 million with respect to an Underwritten Offering pursuant to Section 2.1.4, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.
Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or other sales agent or placement agent if such Underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or Other Coordinated Offering that is registered pursuant to a Registration Statement.
Section 3.2Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ or agents’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.
Section 3.3Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not timely provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering or Other Coordinated Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any arrangements approved by the Company and (ii) timely completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.
Section 3.4Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.
3.4.1Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.
3.4.2If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, cause serious and irreparable harm to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities, provided, however, that the Company shall not exercise its rights under this Section 3.4.2 on more than three (3) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12) month period.

3.4.3(a) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and such Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 or 2.4.
Section 3.5Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Section 4(a)(1) of the Securities Act or Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
Article IV.
REGISTRATION RIGHTS INDEMNIFICATION AND CONTRIBUTION
Section 4.1Registration Rights Indemnification.
4.1.1The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities, and each of such Holder’s officers, directors, trustees, employees, partners, managers, members, equityholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including without limitation outside attorneys’ fees reasonably incurred) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.
4.1.2In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and documented out-of-pocket expenses reasonably incurred (including without limitation documented outside attorneys’ fees reasonably incurred) arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.
4.1.3Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
4.1.4The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.
4.1.5If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section

11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.
Article V
RESERVED.
Article VI.
ADDITIONAL AGREEMENTS
Section 6.1Indemnification; Exculpation.
6.1.1As an inducement for the Sponsor to enter into this Agreement, subject in each case to restrictions under applicable Law, the Company will, indemnify, exonerate and hold (x) the Sponsor and (y) each of its managers, directors, officers, fiduciaries, managers, controlling Persons, employees, representatives and agents and each of the members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Sponsor Indemnitees”) free and harmless from and against any and all liabilities, losses, damages and out-of-pocket costs and expenses in connection therewith (including reasonable attorneys’ fees and expenses) (collectively, “Liabilities”) incurred by the Sponsor Indemnitees or any of them before the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any Action arising directly or indirectly out of, or in any way relating to, Sponsor’s control or management of the Company on or prior to the date of this Agreement, the business of the Company on or prior to the date of this Agreement, services provided by the Sponsor to the Company prior to the date of this Agreement, the Merger Agreement, the Transaction Agreements (as defined in the Merger Agreement) and the transactions and related filings contemplated by the Merger Agreement and the Transaction Agreements (other than, in each and every case, any Liabilities (x) to the extent arise out of any breach by any Sponsor Indemnitee of the Merger Agreement, any Transaction Agreement (as defined in the Merger Agreement) or any written agreement between such Sponsor Indemnitee, on the one hand, and the Company, on the other hand (in each case, to the extent any Sponsor Indemnitee is a party thereto) or, subject to applicable Law, the breach by any Sponsor Indemnitee of any fiduciary or other duty or obligation of any Sponsor Indemnitee to its direct or indirect equityholders, creditors or affiliates, (y) to the extent such Liabilities are directly caused by any Sponsor Indemnitee’s gross negligence, bad faith or willful misconduct, or (z) to the extent such Liabilities arise out of any Sponsor Indemnitee’s breach of applicable Law (collectively, “Excluded Liabilities”); provided, however, that if and to the extent that the foregoing indemnity undertaking in respect of Indemnified Liabilities may be unavailable or unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is payable pursuant to this Section 6.1.1 to the extent permissible under applicable Law. For the purposes of this Section 6.1, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Sponsor Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Sponsor Indemnitee to the Company. Notwithstanding anything herein or otherwise to the contrary (a) for the avoidance of doubt, in no event shall Indemnified Liabilities include any Excluded Liabilities, and (b) in no event shall the Company or any of its affiliates be responsible for, and no Indemnified Liabilities will include, any special, indirect, incidental, consequential or punitive damages; provided that nothing in this clause (b) shall limit the indemnity and contribution obligations of the Company otherwise existing to the extent such special, indirect, incidental, consequential or punitive damages are actually payable to any third party (unaffiliated with any Sponsor Indemnitee). The rights of any Sponsor Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Sponsor Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under Law or under the Organizational Documents of the Company or its Subsidiaries, provided, however, that (x) each Sponsor Indemnitee shall use commercially reasonable efforts to mitigate the Indemnified Liabilities, including by using commercially reasonable efforts to pursue all applicable rights of recovery or contribution available to each Sponsor Indemnitee from third parties (excluding Indemnitee-Related Entities (as defined below)) and making applicable claims under all available insurance policies and using commercially reasonable efforts to pursue such claims; and (y) any amount actually received by any Sponsor Indemnitee from any such other source (including the insurance policy) with respect to the Indemnified Liabilities shall be subject to the provisions of Section 6.1.7. Each party hereto agree that each of the Sponsor Indemnitees shall be third-party beneficiaries with respect to this Section 6.1, entitled to enforce this Section 6.1 as though each such Sponsor Indemnitee was a party to this Agreement.
6.1.2If any Action shall be brought or asserted against any Sponsor Indemnitee in respect of which indemnification may be sought pursuant to this Section 6.1, such Sponsor Indemnitee shall promptly notify the Company in writing; provided, that the failure to notify the Company shall not relieve the Company from any liability that the Company may have under this Section 6.1 except to the extent that it has been materially prejudiced (through the loss (in whole or in part) or impairment of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Company shall not relieve it from any liability that it may have to a Sponsor Indemnitee otherwise than under the preceding paragraphs of this Section 6.1. If any such Action shall be brought or asserted against a Sponsor Indemnitee, the Company shall be entitled to participate therein and, absent the existence of an actual conflict of interests (at the reasonable advice of outside counsel to the Sponsor Indemnitee) between the Company and such Sponsor Indemnitee, to the extent that it shall wish, to assume the defense thereof (by providing notice of such election within thirty (30) days of receipt of notice of such Action from such Sponsor Indemnitee), with counsel reasonably satisfactory to the Sponsor Indemnitee and shall pay the reasonable fees and expenses of such counsel related to such Action, as incurred. After notice from the Company to a Sponsor Indemnitee of its election to assume the defense thereof, except as set forth in Section 6.1.3, the Company shall not be liable to such Sponsor Indemnitee under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Sponsor Indemnitee, in connection with the defense thereof other than reasonable costs of investigation. Each Sponsor Indemnitee shall reasonably cooperate with the Company and its representatives and advisors and shall give the Company and its representatives and advisors commercially reasonable access to all information, documents and files within such Sponsor Indemnitee’s custody and control, and to relevant witnesses with respect to any claim that in respect of which indemnification may be sought pursuant to this Section 6.1, in each case, solely to the extent reasonable and necessary to defend any such Action; provided, that the parties hereto shall use commercially reasonable efforts to avoid the production of any information provided pursuant to this Section 6.1 (consistent with applicable Law), and to cause all communications among employees, counsel and others representing either party to any such Action to be made so as to preserve any applicable attorney-client or work-product privileges.
6.1.3In any such Action, any Sponsor Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Sponsor Indemnitee unless (i) the Company and the Sponsor Indemnitee shall have mutually agreed to the contrary; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Sponsor Indemnitee; or (iii) there are actual conflicts of interests (at the reasonable advice of outside counsel to the Sponsor Indemnitee) between the Sponsor Indemnitee and the Company or (y) there are one or more different defenses that conflict with respect to such Action that would otherwise not be available to the Company or the Sponsor Indemnitee. It is understood and agreed that the Company shall not, in connection with any Action or related Action in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel which shall be limited to one firm in each jurisdiction) for all Sponsor Indemnitees, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred upon receipt from the Sponsor Indemnitee of a written request for payment thereof accompanied by a written statement with reasonable, non-privileged supporting detail of such fees and expenses. The Company or its Subsidiaries, in the defense of any Action for which a Sponsor Indemnitee would be entitled to indemnification under the terms of this Section 6.1, shall not, without the consent of such Sponsor

Indemnitee, such consent not to be unreasonably conditioned, withheld or delayed, enter into any settlement unless it (a) includes as a term thereof the giving by the claimant or plaintiff or class therein to such Sponsor Indemnitee of an unconditional release from all liability with respect to such Action, (b) does not impose any non-monetary limitations (equitable or otherwise) on such Sponsor Indemnitee, and (c) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Sponsor Indemnitee, and provided, that the monetary consideration for such settlement will be paid in full by the Company or its Subsidiaries.
6.1.4The Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to any Sponsor Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of, (i) the Laws of the jurisdiction of incorporation of the Company, (ii) any director indemnification agreement, (iii) this Agreement, any other agreement between the Company or any of its Subsidiaries and such Sponsor Indemnitee pursuant to which such Sponsor Indemnitee is indemnified, (iv) the Laws of the jurisdiction of incorporation or organization of any Subsidiary of the Company and/or (v) the Organizational Documents of the Company’s Subsidiaries ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery such Sponsor Indemnitee (or its affiliates) may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any of its Subsidiaries or the insurer under and pursuant to any insurance policy of the Company or any of its Subsidiaries) from whom such Sponsor Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any of its Subsidiaries may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance, except in connection or as related to Excluded Claims, shall the Company or any of its Subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery any Sponsor Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of such Sponsor Indemnitee or the obligations of the Company or any of its Subsidiaries under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to any Sponsor Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim as a result of the Company’s failure to comply with its obligations under this Article VI, the Company shall reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity; provided that the Company shall be obligated to reimburse any Indemnitee-Related Entity pursuant to Section 6.1.4 only if, when and to the extent, (i) the Company is required pursuant to one or more Indemnification Sources to make a payment to any Sponsor Indemnitee with respect to a Jointly Indemnifiable Claim pursuant to this Article VI, (ii) the Company has not made such payment to such Sponsor Indemnitee, and (iii) the Indemnitee-Related Entity has made such payment to or on behalf of such Sponsor Indemnitee. For purposes of this Section 6.1.4, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which any Sponsor Indemnitee shall be entitled to indemnification from both (1) the Company and/or any of its Subsidiaries pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and such Sponsor Indemnitee (or its affiliates) pursuant to which such Sponsor Indemnitee is indemnified, the Laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the Organizational Documents of any Indemnitee-Related Entity, on the other hand.
6.1.5In no event shall any Sponsor Indemnitee be liable to the Company or any of its Subsidiaries for any act, alleged act, omission or alleged omission that does not constitute a breach of applicable Law, gross negligence, bad faith or willful misconduct of such Sponsor Indemnitee as determined by a final, nonappealable determination of a court of competent jurisdiction.
6.1.6Notwithstanding anything to the contrary contained in this Investor Rights Agreement, for purposes of this Section 6.1, the term Sponsor Indemnitees shall not include any Sponsor or its any of its partners, equityholders, members, affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, equityholders, members, affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of any of the foregoing who, in each case, is an officer or director of the Company or any of its subsidiaries in such capacity as officer or director. Such officers and directors are or will be subject to separate indemnification in such capacity through this Agreement and/or the Organizational Documents and other agreements and instruments of the Company and its Subsidiaries.
6.1.7The rights of any Sponsor Indemnitee to indemnification pursuant to this Section 6.1 will be in addition to any other rights any such Person may have under any other section of this Agreement or any other agreement or instrument to which such Sponsor Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under Law or under the Organizational Documents of the Company and its Subsidiaries. Notwithstanding the foregoing provisions of this Article VI, all payments to be made by the Company and its Subsidiaries pursuant to the foregoing provisions of this Article VI shall be limited to the amount of any Indemnified Liabilities that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Sponsor Indemnitee from any third parties (other than the Company and its Subsidiaries) in respect of any such Action, net of any out-of-pocket costs and expenses of recovery and the amount of any deductibles or retentions. If any Sponsor Indemnitee receives any payment from the Company or its Subsidiaries in respect of any Indemnified Liability and the Sponsor Indemnitee recovers from a third party insurance proceeds or any other amount in respect of the underlying claim or demand asserted pursuant to this Article VI against the Company or such Subsidiary, such Sponsor Indemnitee shall, as soon as reasonably practicable, pay over to the Company or such Subsidiary such insurance proceeds or other amount so recovered (after deducting therefrom the amount of reasonable and documented out-of-pocket costs and expenses incurred by it in procuring such recovery, and the amount of any deductibles or retentions,), but not in excess of the sum of any amount previously paid by the Company and its Subsidiaries to or on behalf of the Sponsor Indemnitee in respect of such claim.
6.1.8Notwithstanding anything herein to the contrary, to the extent that the Company is unable to fulfill its obligations, in whole or in part, under this Section 6.1 as a result of applicable Law, then the Company shall cause its applicable Subsidiaries who are not similarly constrained or restricted by applicable Law to fulfill such obligations of behalf of the Company under this Section 6.1.
Article VII.
MISCELLANEOUS
Section 7.1Notices. All notices, requests, claims, demands and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:
(a)If to the Company to:
Innovid Corp.
30 Irving Place, 12th floor
New York, NY 10003
Attention: Nabilah Irshad
Email: nabilah@innovid.com
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
1271 Avenue of the Americas

New York, New York 10020
Attention: Eyal Orgad and Michael Vardanian
Email: Eyal.Orgad@lw.com; Michael.Vardanian@lw.com
(b)If to Sponsor:
ION Holdings 2, LP
89 Medinat Hayehudim Street
Herzliya 4676672, Israel
Attention: Anthony Reich
Email: anthony@ion-am.com
with a copy (which shall not constitute notice) to:
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attn: Colin Diamond, Robert Chung and Jason Rocha
E-mail: cdiamond@whitecase.com, robert.chung@whitecase.com, jason.rocha@whitecase.com
(c)If to a SPAC Holder, to the address or contact information as set forth in the Company’s books and records.
(d)If to an Innovid Equityholder, to the address or contact information as set forth in the Company’s books and records.
Section 7.2Assignment; No Third Party Beneficiaries.
7.2.1This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.
7.2.2A Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to any Person to whom it transfers Registrable Securities; provided that such Registrable Securities remain Registrable Securities following such transfer and such Person agrees to become bound by the terms and provisions of this Agreement.
7.2.3No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 7.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by the Addendum Agreement set forth in Exhibit A).
7.2.4Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 7.2 shall be null and void, ab initio.
7.2.5This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 7.2 hereof.
Section 7.3Captions; Counterparts. The headings, subheadings and captions contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.
Section 7.4Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
Section 7.5Jurisdiction; Waiver of Jury Trial.
7.5.1Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court located within the State of Delaware), for the purposes of any Action, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action, claim, demand, action or cause of action against such party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, (A) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 7.5 for any reason, (B) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such Action, claim, demand, action or cause of action against such party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 7.5 shall be effective service of process for any such Action, claim, demand, action or cause of action.
7.5.2THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER

INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.
Section 7.6Amendments and Modifications. Upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that in the event any such waiver, amendment or modification (including with respect to any defined term as used therein, whether or not such defined term is defined therein) would be adverse in any material respect to the material rights or obligations hereunder of a Holder of at least five (5.0%) percent of the Registrable Securities, the written consent of such Holder will also be required; provided further that in the event any such waiver, amendment or modification (including with respect to any defined term as used therein, whether or not such defined term is defined therein) would be disproportionate and adverse in any material respect to the material rights or obligations hereunder of a Holder, the written consent of such Holder will also be required; provided further that and amendment or modification to, or waiver of, Article VI (including with respect to any defined term as used therein, whether or not such defined term is defined therein) that adversely affects any right granted to the Sponsor shall require the prior written consent of the Sponsor. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
Section 7.7Termination of Existing Registration Rights. The registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Holders with respect to any shares or securities of ION or the Company granted under any other agreement, including, but not limited to, the Prior ION Agreement, the Prior Innovid Agreement, and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect.
Section 7.8Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Sections 3.5, 7.1, 7.4, 7.5, 7.8, 7.10, 7.11, and Article V and Article VI shall survive any termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force and effect.
Section 7.9Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.
Section 7.10Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.
Section 7.11Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Prior Innovid Agreement and the Prior ION Agreement.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first written above.

COMPANY:

INNOVID CORP.

By:
Name:
Title:

HOLDERS:

ION HOLDINGS 2, LP
By its General Partner,
ION ACQUISITION CORP 2 LTD.

By:
Name:
Title:

Name: Jonathan Kolber

Name: Gilad Shany

Name: Avrom Gilbert

Name: Anthony Reich

Name: Gabriel Seligsohn

Name: Rinat Gazit

Name: Lior Shemesh
Signature Page to Investor Rights Agreement

NEWSPRING GROWTH CAPITAL III-A, L.P.

By:

Name:
Title:

SPECIAL SITUATIONS INVESTING GROUP II, LLC

By:

Name:
Title:

AMOS AND DAUGHTERS INVESTMENTS AND PROPERTIES LTD.

By:

Name:
Title:

CERCA PARTNERS L.P.

By:

Name:
Title:

CISCO SYSTEMS INC.

By:

Name:
Title:

GENESIS PARTNERS III L.P.

By:

Name:
Title:

IBEX ISRAEL FUND LLLP

By:
Signature Page to Investor Rights Agreement

Name:
Title:

LAUDERDALE GMBH & CO.KG

By:

Name:
Title:

SEQUOIA CAPITAL ISRAEL IV HOLDINGS L.P.

By:

Name:
Title:

VINTAGE CO-INVESTMENT FUND I (CAYMAN) L.P.

By:

Name:
Title:

VINTAGE CO-INVESTMENT FUND I (ISRAEL) L.P.

By:

Name:
Title:

ZOHAR GILON LTD.

By:

Name:
Title:

MR. ZVIKA NETTER
Signature Page to Investor Rights Agreement

Mr. TAL CHALOZIN

Signature Page to Investor Rights Agreement

Schedule A
SPAC Holders

Name
ION Holdings 2, LP
Jonathan Kolber
Gilad Shany
Avrom Gilbert
Anthony Reich
Gabriel Seligsohn
Rinat Gazit
Lior Shemesh

Schedule B
Innovid Equityholder

Name
NewSpring Growth Capital III-A, L.P.
Special Situations Investing Group II. LLC
Amos and Daughters Investments and Properties Ltd.
Cerca Partners L.P.
Cisco Systems Inc.
Genesis Partners III L.P.
Ibex Israel Fund LLLP
Lauderdale GMBH & CO.KG
Sequoia Capital Israel IV Holdings L.P.
Vintage Co-Investment Fund I (Cayman) L.P.
Vintage Co-Investment Fund I (Israel) L.P.
Zohar Gilon Ltd.
Mr. Zvika Netter
Mr. Tal Chalozin
Tal Chalozin 2021 Family Trust #1
Tal Chalozin 2021 Family Trust #2
Zvika Netter 2021 Family Trust #1
Zvika Netter 2021 Family Trust #2
Zvika Netter 2021 Family Trust #3
Vintage Secondary Fund II (Cayman) L.P.
Vintage Secondary Fund II (Israel) L.P.
Vintage Secondary Fund III (Cayman) L.P.
Vintage Secondary Fund III (Israel) L.P.

EXHIBIT A
Addendum Agreement
This Addendum Agreement (“Addendum Agreement”) is executed on [   ], 20[   ], by the undersigned (the “New Holder”) pursuant to the terms of that certain Investor Rights Agreement dated as of [   ], 2021 (the “Agreement”), by and among the Company and the other parties thereto, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:
1.Acknowledgment. New Holder acknowledges that New Holder is acquiring certain Company Common Stock of the Company (the “Shares”) as a transferee of such Shares from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.
2.Agreement. New Holder hereby (a) agrees that the Shares shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.
3.Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED
[Innovid Corp.]

Print Name:	Print Name:

By:	By:
Exhibit A to Registration Rights Agreement